UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

November 23, 2011

Innocent, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-150061	98-0585268
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3280 Suntree Blvd

Suite 105

Melbourne, FL 32940

(Address of principal executive offices)

(828) 702-7687

(Registrant's telephone number, including area code)

_______________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act: (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act: (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a)On November 23, 2011, Board of Directors of the Registrant accepted the resignation of Eddy Chin Chartered Accountant its independent registered public account firm. On the same date, November 23, 2011, the accounting firm of Sam Kan & Company was engaged as the Registrant's new independent registered public account firm. The Board of Directors of the Registrant accepted the resignation of Eddy Chin Chartered Accountant and the engagement of Sam Kan & Company as its independent auditor. None of the reports of Eddy Chin Chartered on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Registrant's audited financial statements contained in its Form 10-K for the fiscal year ended December 31, 2010 a going concern qualification in the registrant's audited financial statements.

During the registrant's two most recent fiscal years and the subsequent interim periods thereto, there were no disagreements with Eddy Chin Chartered whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Eddy Chin Chartered satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

(a)On December 9, 2009, the Board of Directors of the Registrant engaged Sam Kan & Company registered with the PCAOB, as its independent accountant. During the two most recent fiscal years and the interim periods preceding the engagement, the registrant has not consulted Sam Kan & Company regarding any of the matters set forth in Item 304(a)(2) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a) Not Applicable.

b) Not Applicable.

c) Exhibits

No. Exhibits

16.1

Letter from Eddy Chin Chartered dated November 22, 2011, to the Securities and Exchange Commission regarding statements included in this Form 8-K. (1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innocent, Inc.

(Registrant)

/s/ Wayne Doss

Wayne Doss

President, Chief Executive

Officer, and Director

Dated: November 28, 2011